UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 11, 2017
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07      Submission of Matters to a Vote of Security Holders.

On August 22, 2017, Sun BioPharma, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission a definitive consent solicitation statement on Schedule 14A seeking stockholder approval of a proposal to amend the Certificate of Incorporation of the Company to effect a reverse stock split of the Company’s common stock at a ratio of one-for-ten (1:10) and reduce the shares authorized for issuance by 50%, with such reverse stock split and reduction in authorized shares to be effective at such date and time, if at all, as determined by the Board of Directors of the Company in its sole discretion.

As of September 11, 2017, the Company had received sufficient written consents to approve the proposal. Voting was closed as of the end of the day on September 12, 2017. The consents received through September 12, 2017 resulted in the following votes:

	For	Against
Proposal — Amend the Certificate of Incorporation to Effect a Reverse Stock Split and to Reduce the Shares Authorized for Issuance by 50%	26,461,945	154,500

The consummation of the amendment to the Certificate of Incorporation remains subject to certain conditions, including completion of a review of the reverse stock split by the Financial Industry Regulatory Authority (FINRA). In the event that the Company proceeds with effectuating the Amendment, a Certificate of Amendment will be filed with the Delaware Secretary of State, which will cause the reverse stock split and reduction in authorized shares to become effective as of the date of filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

Date: September 15, 2017	By	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer